UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2023

BioPower Operations Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-172139	27-4460232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20801 Biscayne Blvd., Suite 403, Aventura, Florida 33180

(Address of principal executive offices)

(786) 923-0272

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 5, 2023, BioPower Operations Corporation, a Nevada corporation (the “Company,” “we,” “us,” or “BioPower”) entered into a Joint Venture Agreement (the “Agreement”) with POWGEX ENERGY PTY LTD., a South Africa limited liability company (“POWGEX”).

Pursuant to the terms of the Agreement, the Company will form a joint venture with POWGEX to conduct renewable energy projects in South Africa. The parties intend to enter into agreements and conduct renewable energy projects with the Sovereign Government of South Africa and its related ministries.

The Company will arrange for an investment in POWGEX of USD $6 million in the form of a note, loan or bond within 30 days of the Agreement’s effective date. POWGEX will loan USD $1 million to the Company, to be repaid with funds that the Company will raise for POWGEX. The Company will raise up to USD $450 million for investment in POWGEX within 90 business days of the Agreement’s effective date. The Company will own a 19.99% interest (applicable to equity, profits, dividends, cash distributions, etc.) in the entities formed under the joint venture, and the remainder will be owned by POWGEX. POWGEX will pay the Company a management advisory fee of 1.5% of all investment capital raised for all projects in the joint venture.

POWGEX will sell between 2.22% to 19.99% of its outstanding equity interest to the Company, in proportion to the amount of the total USD $450 million raised by the Company on behalf of POWGEX. The Company will sell between 1.11% to 15.00% of its outstanding equity interests to POWGEX, in proportion to the amount of the total USD $450 million raised by the Company on behalf of POWGEX. If one of the parties terminates the Agreement, breaches the Agreement or tries to sell the shares of the other party that were received pursuant to the Agreement, the other party will have the right to repurchase any or all of such shares held by the party who triggers the repurchase right under the Agreement.

The Agreement also requires the Company to sell up to 15% of its outstanding common stock to James Waithaka and Kip Harris, officers of POWGEX, split equally, for up to USD $50 million upon the completion of the other terms of the Agreement outlined above.

Furthermore, the Company must now appoint Kip Harris, one of POWGEX’s officers, to its board of directors and James Waithaka, another of POWGEX’s officers, to its board of directors one year from the date of the Agreement. The Company will appoint one director and POWGEX will appoint two directors to the board of directors for the joint venture.

The foregoing is a summary description of certain terms in the Agreement. For a full description of all terms, please refer to the copy of the Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sale of Securities

The applicable information set forth in Item 1.01 of this Current Report, with respect to the shares the Company must sell pursuant to the terms of the Agreement, is incorporated by reference in this Item 3.02. The Securities will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(D) of Regulation D thereunder.

Item 7.01	Regulation FD Disclosure.

On May 11, 2023, the Company issued a press release regarding the execution of the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this report in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Joint Venture Agreement between the Company and PowGex South Africa Pty. Ltd., dated May 5, 2023.

99.1	Press Release dated May 11, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioPower Operations Corporation

Dated: May 11, 2023	By:	/s/ Troy MacDonald
	Name:	Troy MacDonald
	Title:	Chief Executive Officer